Exhibit 5.1

JONES DAY

North Point • 901 Lakeside Avenue • Cleveland, Ohio 44114-1190

TELEPHONE: (216) 586-3939 • FACSIMILE: (216) 579-0212

June 30, 2014

Marathon Petroleum Corporation

539 South Main Street

Findlay, Ohio 45840-3229

Re: Registration Statement on Form S-3 Filed by Marathon Petroleum Corporation

Ladies and Gentlemen:

We have acted as counsel for Marathon Petroleum Corporation, a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of 3,000,000 shares (the “Shares”) of common stock, par value $0.01 per share, of the Company that may be issued or delivered and sold pursuant to the Marathon Petroleum Corporation Dividend Reinvestment and Direct Stock Purchase Plan (the “Plan”). In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of this opinion. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares that may be issued or delivered and sold pursuant to the Plan will be, when issued or delivered and sold in accordance with such Plan, validly issued, fully paid and nonassessable, provided that the consideration for the Shares is at least equal to the stated par value thereof.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, as currently in effect, and we express no opinion with respect to the effect of the laws of any other jurisdiction.

As to facts material to the opinions and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. In addition, we have assumed that the resolutions authorizing the Company to issue or deliver and sell the Shares pursuant to the Plan will be in full force and effect at all times at which such Shares are issued or delivered and sold by the Company, and the Company will take no action inconsistent with such resolutions.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on Form S-3 filed by the Company to effect registration of the Shares to be issued or delivered and sold pursuant to the Plan under the Act, and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day